UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 28, 2009, Anthony Colatrella, our Chief Financial Officer, and Steve Delarge, the President & CEO of our Silicones Americas business, purchased 3,000 shares and 500 shares of common stock of our parent company, Momentive Performance Materials Holdings Inc. (“Holdings”), respectively, at a price per share of $100. In connection with such purchases, Messrs. Colatrella and Delarge were granted options to purchase 9,000 shares and 1,625 shares of Holdings common stock, respectively, under Holdings’ 2007 Long-Term Incentive Plan at an exercise price of $100.00 per share. One-third of the options will vest and become exercisable in four equal installments on each anniversary of the grant date, and two-thirds of the options are performance vesting options, one half of which will vest upon the achievement of an internal rate of return of funds managed by Apollo Management, L.P. with respect to its investment in Holdings of 20%, and the remaining half of which would vest upon the achievement of an internal rate of return of such funds of 25%. Mr. Colatrella’s share purchase and option grant described above includes 2,000 shares he previously agreed to purchase, and options to purchase 6,000 shares Holdings agreed to issue in connection therewith, as disclosed in January 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/S/ DOUGLAS A. JOHNS
Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: December 31, 2009